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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Intellisync Corporation

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INTELLISYNC CORPORATION

2550 North First Street, Suite 500
San Jose, California 95131

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held November 5, 2004

To the Stockholders of Intellisync:

You are invited to attend the Annual Meeting of the Stockholders of Intellisync Corporation, a Delaware corporation, or the Company, which will be held on Friday, November 5, 2004, at 9:00 a.m. local time, at the Company’s executive offices at 2550 North First Street, Suite 500, San Jose, California 95131, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect six members of the Board of Directors of the Company to hold office until the 2005 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

2.	To consider and vote upon a proposed amendment to the Company’s 2002 Stock Option Plan to increase the number of shares of common stock authorized for issuance thereunder from 2,275,000 to 8,775,000.

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2005.

4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on September 15, 2004 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Woodson (Woody) Hobbs
President and Chief Executive Officer
Intellisync Corporation

San Jose, California
October 15, 2004

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

INTELLISYNC CORPORATION

2550 North First Street, Suite 500
San Jose, California 95131
(408) 321-7650

PROXY STATEMENT

2004 ANNUAL MEETING OF STOCKHOLDERS

Intellisync Corporation, or the Company, is furnishing this proxy statement and the enclosed proxy in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Friday, November 5, 2004, at 9:00 a.m. local time, at the Company’s executive offices located at 2550 North First Street, Suite 500, San Jose, California 95131, and at any adjournments thereof, or the Annual Meeting. These materials are being mailed to stockholders on or about October 15, 2004.

Only holders of the Company’s common stock as of the close of business on September 15, 2004, or the Record Date, are entitled to vote at the Annual Meeting. Stockholders who hold shares of the Company in “street name” may vote at the Annual Meeting only if they hold a valid proxy from their broker. As of the Record Date, there were 65,783,251 shares of common stock, par value $0.001 per share, outstanding.

A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, will be included in the number of stockholders present at the meeting for purposes of determining whether a quorum is present.

Each stockholder of record is entitled to one vote at the Annual Meeting for each share of common stock held by such stockholder on the Record Date. Stockholders do not have cumulative voting rights. Stockholders may vote their shares by using the proxy card enclosed with this proxy statement. All proxy cards received by the Company which are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. If a signed proxy card is received which does not specify a vote or an abstention, the shares represented by that proxy card will be voted for the nominees to the Board of Directors listed on the proxy card and in this proxy statement, for the approval of the amendment of the 2002 Stock Option Plan and for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2005. The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this proxy statement and the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

Under Delaware law, the Company’s Restated Certificate of Incorporation and the Company’s bylaws, if a quorum exists at the meeting, (a) the nominees for director who receive the greatest number of votes cast will be elected to the Board of Directors; (b) the proposal to approve the amendment of the 2002 Stock Option Plan will be approved if it receives the affirmative vote of the majority of the shares of common stock present or represented and entitled to vote on the proposal at the Annual Meeting; and (c) the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2005 will be approved if it receives the affirmative vote of the majority of the shares of common stock present or represented and entitled to vote on the proposal at the Annual Meeting. Abstentions and broker non-votes will have no impact on the election of directors since they have not been voted in favor of or against any nominee, nor will broker non-votes have any effect on the proposals to approve the amendment of the 2002 Stock Option Plan and to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2005, since approval of these two proposals is based solely on the number of votes actually cast on these two proposals at the Annual Meeting. However abstentions will have the effect of a vote “against” these two proposals at the Annual Meeting.

A stockholder of record may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 2550 North First Street, Suite 500, San Jose, California 95131 or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the stockholder actually votes in person at the meeting.

The proxy card accompanying this proxy statement is solicited by the Board of Directors of the Company. The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. The Company has retained InvestorCom, Inc. to assist in the solicitation of proxies in connection with the Annual Meeting. The Company will pay such firm customary fees, expected to be approximately $5,000 plus expenses. The Company, if requested, will also pay brokers, banks and other fiduciaries who hold shares of Common Stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Six directors are to be elected at the Annual Meeting. Each of the nominees set forth below are current directors standing for re-election. Of the nominees for the Annual Meeting, Richard Arnold was elected as a director by the Company’s Board of Directors, or the Board, in May 2004 and Said Mohammadioun was elected as a director by the Board in December 2003 following the Company’s acquisition of Synchrologic, Inc., of which Mr. Mohammadioun was chief executive officer. If elected, each of the nominees will serve as directors until the Company’s Annual Meeting of Stockholders in 2005 and until their successors are elected and qualified. The Board has the authority pursuant to the Company’s bylaws to increase or decrease the size of the Board or fill any vacancies which may exist between annual meetings as qualified candidates are identified and agree to serve.

Nominees for election to the Board were recommended as candidates for re-election to the Board by the nominating committee. Certain information with respect to the age and background of each nominee is set forth below. Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. The Board knows of no reason why any nominee should be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for such substitute nominees as the Board may designate.

If a quorum is present and voting, the nominees for directors receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e. “broker non-votes,” will be counted as present for purposes of determining if a quorum is present.

Name	Position with the Company	Age	Director Since
Woodson Hobbs (1)	President, Chief Executive Officer and Director	57	2002
Michael M. Clair (2)	Chairman of the Board	56	1994
Michael J. Praisner (2)	Director	58	2001
Kirsten Berg-Painter (2)(3)	Director	44	2001
Richard Arnold (2)	Director	56	2004
Said Mohammadioun	Chief Technology Officer and Director	57	2003

(1)	Member of stock option committee.

(2)	Member of audit committee, compensation committee and nominating committee.

(3)	Ms. Berg-Painter resigned as a member of the audit committee on August 25, 2004.

Mr. Hobbs  became the president and chief executive officer of the Company in June 2002. He has also served as a director of the Company since joining the Company. Prior to joining the Company, Mr. Hobbs served as a consulting executive for the venture capital community, and as a strategic systems consultant to large corporations. From 1995 to 2002, Mr. Hobbs held the position of interim chief executive officer at the following companies: FaceTime Communications, a provider of instant messaging network-independent business solutions; Tradenable, Inc., an online escrow service company; BigBook, Inc., a pioneer in the online yellow pages industry; and I/PRO Corporation, a leader in quantitative measurement of web site usage. From 1993 to 1994, Mr. Hobbs served as chief executive officer of Tesseract Corporation, a human resources outsourcing and software company. Mr. Hobbs spent the early part of his career with Charles Schwab Corporation, a securities brokerage and financial service company, as chief information officer and with Service Bureau, a division of International Business Machines Corporation, or IBM, the world’s largest information technology company, as one of the developers and the director of operations of Online Focus, an online credit union system that ultimately served over 20 million members.

Mr. Clair  became a director of the Company in December 1994 and has served as chairman of the board of the Company since March 1995. Since June 1995, Mr. Clair has served as an independent financial consultant. Mr. Clair was a founder of SynOptics Communications (now part of Nortel Networks), a computer networking company, and from January 1987 to November 1992, served as vice president of sales and marketing and then as senior vice president of sales and customer service of SynOptics. Mr. Clair has more than 30 years of experience in data processing, data and voice communications and local area networking, as well as various wireless technologies. He spent the early part of his career with Tymshare, Inc., a computer time-sharing company, and

ROLM, a manufacturer of digital PBX equipment, in a variety of sales and marketing positions. He holds a BS degree in business and an MBA degree from the University of Buffalo. Mr. Clair is the chairman of the board of Cranite Systems, Inc.

Mr. Praisner  became a director of the Company in April 2001. Prior to his retirement, from April 1998 to October 1999, Mr. Praisner served as vice president of finance and administration and chief financial officer of Beyond.com Corporation, an online software resale company. From 1995 to 1997, Mr. Praisner served as vice president, finance and administration, chief financial officer, and secretary of Silicon Storage Technology, Inc., a supplier of flash memory devices. From 1994 to 1995, Mr. Praisner served as vice president, finance and chief financial officer of MicroModule Systems, Inc., a manufacturer of multichip modules for computer and telecommunications applications. From 1992 to 1993, Mr. Praisner served as vice president, finance and chief financial officer of Electronics for Imaging, Inc., a manufacturer of color desktop publishing computer systems. During part of 1991, Mr. Praisner served as vice president, finance and chief financial officer of Digital Link Corp., a computer communications equipment company. From 1989 to 1991, Mr. Praisner served as corporate controller of Applied Materials Inc., a manufacturer of semiconductor wafer fabrication equipment. He holds a BA degree in liberal arts and MBA degree from Southern Methodist University and is a Certified Public Accountant.

Ms. Berg-Painter  became a director of the Company in August 2001. Since November 2000, Ms. Berg-Painter has served as an independent marketing consultant. From July 1998 to October 2000, Ms. Berg-Painter served as senior vice president of worldwide marketing at Clarify, Inc., an enterprise CRM (customer relationship management) company. From 1989 to 1998, Ms. Berg-Painter served in various capacities with Aspect Communications Corporation, a provider of customer relationship portals, last serving as general manager and vice president of one of its product divisions. Previously, Ms. Berg-Painter served as director of product marketing for AST Research, Inc., a personal computer manufacturer; and as director of marketing for Syntellect, Inc., a provider of call-center technology and hosted service solutions. Ms. Berg-Painter began her career at IBM where she held various systems engineering and marketing positions. She holds a BA degree in business and economics from University of California, Los Angeles and attended business school at Norges Handeløyskole in Bergen, Norway.

Mr. Arnold  became a director of the Company in May 2004. Since June 2001, Mr. Arnold has served as founding partner of Committed Capital Pty. Ltd., a private equity investment company based in Sydney, Australia. From August 1999 to May 2001, Mr. Arnold served as executive director of Consolidated Press Holdings Limited, also a private investment company based in Sydney. Previously, Mr. Arnold served as managing director of TD Waterhouse Australia, a securities dealer; as chief executive officer of Integrated Decisions and Systems, Inc., an application software company; as managing director of Eagleroo Pty. Ltd., a corporate advisor company. From 1977 to 1990, Mr. Arnold served in various capacities with Charles Schwab & Company, Inc., a securities and financial services brokerage, including as chief financial officer and later as executive vice president responsible for the company’s strategy and corporate development unit. Mr. Arnold holds a BS degree in psychology from Stanford University.

Mr. Mohammadioun  became chief technology officer and a director of the Company in December 2003 following the Company’s acquisition of Synchrologic, Inc. a provider of mobile infrastructure solutions. Mr. Mohammadioun joined Synchrologic in October 1996 as its chief executive officer. Previously, Mr. Mohammadioun served as vice-president of Lotus Development Corporation, a provider of knowledge management solutions, from 1990 to 1995. From 1983 to 1990, he was the chief executive officer of Samna Corporation, a word-processing software company founded by Mr. Mohammadioun in 1983. Samna was sold to Lotus Development Corporation in 1990.

Board Meetings and Committees

During the fiscal year ended July 31, 2004, the Board held nine meetings. No directors attended fewer than 75 percent of the total number of meetings of the Board or committees of the Board held in the fiscal year ended July 31, 2004 which such directors were eligible to attend.

The Board has an audit committee, a compensation committee, a stock option committee and a nominating committee.

Audit Committee.    The audit committee’s functions are to: monitor the corporate financial reporting and the internal and external audits of the Company; provide to the Board the results of its examinations and recommendations derived therefrom; outline to the Board improvements made, or to be made, in internal accounting controls; appoint, compensate and oversee the Company’s independent registered public accounting firm; supervise the finance function of the Company (including, among other matters, the Company’s investment activities); engage and compensate independent counsel and other advisors as it deems necessary to carry out its duties; to the extent permitted under applicable laws, rules and regulations, and the Company’s bylaws and certificate of incorporation, delegate to one or more members of the audit committee the authority to grant pre-approvals of audit services and non-audit services provided such decisions are presented to the full audit committee at regularly scheduled meetings; and provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require the attention of the Board. The audit committee undertakes those specific duties and other responsibilities listed in the audit committee’s charter, and such other duties as the Board from time to time may prescribe. See also “Report of the Audit Committee of the Board of Directors” below. During the fiscal year ended July 31, 2004, the audit committee, members of which consisted of Ms. Berg-Painter and Messrs. Arnold (commencing on his appointment in May 2004), Clair and Praisner, held five meetings. The Board has determined that Michael J. Praisner is the audit committee’s “financial expert,” as defined under Section 407 of the Sarbanes-Oxley Act of 2002 and the rules promulgated by the Securities and Exchange Commission, or SEC, in furtherance of Section 407. The Board has also determined that Ms. Berg-Painter and Messrs. Arnold, Clair and Praisner are each independent of the Company and its management under the rules of the Nasdaq Stock Market.

Compensation Committee.    The compensation committee’s primary function is to review and approve individual elements of total compensation for the Company’s chief executive officer and other executive officers, including base salary, incentive awards, stock grants and any other long-term incentive awards. In addition, as appropriate, the compensation committee reviews and approves employment and other agreements affecting the chief executive officer and other executive officers. Other functions of the compensation committee include the administration and review of the Company’s incentive compensation and other equity-based compensation plans. The compensation committee is also primarily responsible for approving all stock option grants greater than 50,000 shares. The members of the compensation committee are Ms. Berg-Painter and Messrs. Arnold (commencing on his appointment in May 2004), Clair and Praisner. During the fiscal year ended July 31, 2004, the compensation committee held two meetings.

Stock Option Committee.    The stock option committee consisted of Mr. Hobbs for the fiscal year ended July 31, 2004. The stock option committee held no meetings during the fiscal year and typically takes action by written consent. This committee is primarily responsible for approving all stock option grants of 50,000 shares or fewer to new and continuing employees (other than executive officers). Provided Mr. Hobbs is re-elected as a member of the Board, Mr. Hobbs will continue to serve as the sole member of the stock option committee for the fiscal year ending July 31, 2005.

Nominating Committee.    The nominating committee consisted of Ms. Berg-Painter and Messrs. Arnold (commencing on his appointment in May 2004), Clair and Praisner for the fiscal year ended July 31, 2004. The Board has determined that each of the members of the nominating committee is independent of the Company and its management under the rules of the Nasdaq Stock Market. The nominating committee’s functions are to identify, evaluate and recommend to the Board candidates to serve as members of the Board, including to fill vacancies, recommend to the Board directors for appointment to its committees, conduct an annual evaluation of the performance of the Board, make recommendations to the Board regarding issues of management succession, periodically review and assess the Company’s corporate governance policies in light of the applicable legal requirements and recommend to the Board appropriate modifications, if any, and perform such other duties and responsibilities as may be assigned to the committee by the Board. The nominating committee was established in May 2004. During the fiscal year ended July 31, 2004, the nominating committee held no meetings. Nominees for the Annual Meeting were evaluated at a meeting of the nominating committee held on August 25, 2004.

In evaluating and determining whether to recommend a person as a candidate for election or re-election as a director, the nominating committee’s criteria reflects the requirements of rules recently adopted by the Nasdaq Stock Market with respect to independence and the following factors: the needs of the Company with respect to the particular talents and experience of its directors; personal and professional integrity of the candidate; level of education and/or business experience; broad-based business acumen; the level of understanding of the Company’s business and industry; strategic thinking and a willingness to share ideas; and diversity of experiences, expertise and background. The nominating committee will use these criteria to evaluate all potential nominees.

The nominating committee will consider proposed nominees for director whose names are submitted to it by any stockholder entitled to vote in the election of directors. The nominating committee does not have and has not adopted a formal process for considering nominees of stockholders because it believes that its information consideration process has been adequate. The nominating committee intends to periodically review whether a more formal process should be adopted. Stockholder nominations for director, however, must comply with the notice provisions of the Company’s bylaws. Generally, a stockholder nomination for a director must be received at the Company’s principal executive offices not less than 120 days in advance of the date that the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting.

Vote Required and Board of Directors Recommendation

If a quorum representing a majority of all outstanding shares of common stock is present and voting, either in person or by proxy, the six nominees for director receiving the highest number of “for” votes will be elected. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes, on the other hand, will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
APPROVAL OF PROPOSED AMENDMENT TO THE COMPANY’S 2002 STOCK OPTION
PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK
AUTHORIZED FOR ISSUANCE PURSUANT TO STOCK OPTIONS

General

In 2002, the Board unanimously adopted and the stockholders approved the 2002 Stock Option Plan, or the 2002 Plan. As described below, on August 25, 2004 the Board, subject to stockholder approval, approved an amendment to the 2002 Plan to increase by 6,500,000 (from 2,275,000 to 8,775,000) the number of shares of common stock authorized for issuance under the 2002 Plan. As of September 15, 2004, only 493,250 shares were available for future grant under the 2002 Plan. The purpose of this amendment is to ensure that the Company has the flexibility to meet its foreseeable future needs for awards to be granted under the 2002 Plan. Such needs include providing stock options for the purposes of retaining key employees as well as in connection with annual compensation reviews or ordinary course promotions and to new hires as inducement grants. The stockholders are being asked to approve an amendment to the 2002 Plan to increase the number of shares of common stock authorized for issuance under the 2002 Plan by 6,500,000, which shares will be available for future grants. The Board recommends stockholders approve the proposed amendment to the 2002 Plan to increase the number of shares of common stock authorized for issuance pursuant to stock options.

Description of the 2002 Stock Option Plan

The following summary of the 2002 Plan is qualified in its entirety by the specific language of the 2002 Plan, a copy of which, as proposed to be amended, is included as Appendix A to this proxy statement.

General.    The 2002 Plan is established to attract, retain and reward persons providing services to the Company and to its eligible parent or subsidiary corporations, and to motivate such persons to contribute to the growth and profits of the Company in the future. Options granted under the 2002 Plan may be either incentive stock options, as defined in Section 422 of the Internal Revenue Code, or the Code, or nonqualified stock options. See “Summary of Federal Income Tax Consequences of the 2002 Stock Option Plan” below for information concerning the tax treatment of both incentive stock options and nonqualified stock options. The 2002 Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. Benefits to be granted under the 2002 Plan are not determinable.

Shares Subject to Plan.    Options shall be for the purchase of shares of the authorized but unissued, or reacquired (treasury) common stock of the Company. The maximum number of shares of stock which may be issued under the 2002 Plan shall be 8,775,000 shares. In the event that any outstanding option for any reason expires or is terminated or canceled, the shares allocable to the unexercised portion of such option may again be subject to an option grant. Shares issued upon exercise of an option and repurchased by the Company will not increase the number of shares available for issuance under the 2002 Plan.

As of September 15, 2004, no shares had been issued under the 2002 Plan and options to purchase 1,781,750 shares were outstanding, leaving only 493,250 shares available for future grant. Options outstanding on September 15, 2004 have per share exercise prices ranging from $2.15 to $4.23, or a weighted average per share exercise price of $3.33, and expire 10 years from the date of grant of the option (unless exercised or cancelled prior to that time).

If the stockholders approve the 2002 Plan, as amended, options to purchase an aggregate of 6,993,250 shares of common stock would be available for future stock option grants under the 2002 Plan. If the stockholders do not approve the 2002 Plan, as amended, then the 2002 Plan will not be amended at this time.

As of September 15, 2004, the total number of options outstanding was 8,487,097, of which 1,781,750 were issued pursuant to the 2002 Plan, 2,581,527 were issued pursuant to the 2000 Supplemental Stock Option Plan, 975,000 were issued pursuant to a restricted stock grant agreement, 2,624,585 were issued pursuant to the 1993 Stock Option Plan, 479,483 were issued in connection with the Company’s acquisition of Synchrologic and the assumption by the Company of options to purchase Synchrologic common stock and 44,752 were issued in connection with the Company’s acquisitions of ProxiNet, Inc. and NetMind Technologies, Inc. in prior fiscal years.

Administration.    The Board is responsible for administering the Company’s stock plans, including the 2002 Plan. The Board may, however, delegate authority to administer the 2002 Plan to one or more committees. Currently, the 2002 Plan is administered by the stock option committee, which consists of Mr. Hobbs. This committee is primarily responsible for approving all stock option grants of 50,000 shares or fewer to new and continuing employees (other than executive officers), while the compensation committee is primarily responsible for approving all stock option grants greater than 50,000 shares. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election. The Board or its committee(s) administer the 2002 Plan pursuant to applicable laws and regulations.

The administrator determines the terms and conditions provided in the 2002 Plan, including the power to terminate or amend the 2002 Plan at any time, subject to the terms of the 2002 Plan and any legal requirements. The administrator determines the number of shares of stock for which each option is granted, the option exercise price of each option, the timing and terms of exercisability and vesting of each option, whether each option is to be treated as an incentive stock option or as a nonqualified stock option and all other terms and conditions of the option. The administrator will interpret the 2002 Plan or the terms of any options granted under the 2002 Plan, and all determinations of the administrator will be final and binding upon all persons bound by the 2002 Plan or holding an option.

Eligibility.    Options may be granted only to employees (including officers and directors who are also employees) and directors of the Company or to individuals who are rendering services as consultants of or advisors to the Company. Incentive stock options may be granted only to employees. A director of the Company may only be granted a nonqualified stock option unless the director is also an employee of the Company. An individual who is rendering services as a consultant, advisor, or other independent contractor may only be granted a nonqualified stock option. Eligible persons may be granted more than one option. As of September 15, 2004, approximately 369 employees, officers, consultants, and directors were eligible to participate in the 2002 Plan.

Terms, Conditions and Form of Options.    The terms of options granted under the 2002 Plan are determined by the administrator. Each option granted pursuant to the 2002 Plan is evidenced by a written agreement specifying the number of shares of stock covered by the option. This written agreement also specifies other provisions that the administrator may determine. The option may incorporate all or any of the terms of the 2002 Plan by reference and shall comply with and be subject to the following terms and conditions:

Limits on Plan Awards.    The 2002 Plan limits the maximum number of shares of common stock that may be subject to awards granted to any one employee under the 2002 Plan during any fiscal year. Subject to adjustment as provided in the 2002 Plan, the maximum number of shares subject to awards that may be granted to any one employee during a fiscal year under the 2002 Plan is 2,275,000. This annual limitation is designed to comply with the Section 162(m) rules requiring that the plan include a limit on the number of shares that may be granted during a specified period.

Option Exercise Price.    The option exercise price for each option is established in the sole discretion of the administrator. However, the option exercise price per share, (i) for an incentive stock option, shall not be less than the fair market value, as determined by the administrator, which determination will generally be based upon the closing price on the Nasdaq National Market on the date of grant, of a share of stock, (ii) for a nonqualified stock option, shall not be less than eighty-five percent 85 percent of the fair market value, as determined by the administrator, of a share of stock on the date of the granting of the option. Additionally, no incentive stock option granted to an optionee who at the time the option is granted owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company will have an option exercise price per share less than 110 percent of the fair market value, as determined by the administrator, of a share of stock on the date of the granting of the option. The administrator may, however, grant options to participants having exercise prices that are less than the minimum exercise prices set forth above if grants are in compliance with the applicable laws and regulations. As of September 15, 2004, the closing price of a share of our common stock on the Nasdaq National Market was $2.18.

Exercise Of Options.    The administrator determines when options are exercisable, including any vesting requirements and/or performance criteria with respect to the Company or the optionee, and the term of each option. The Company’s standard vesting schedule calls for 25 percent of the stock options to be exercisable at the end of the first year, and of the total number of shares each month thereafter. Generally, the optionee must earn the right to exercise the option by continuing to work for the Company, although the plan permits the grant of fully vested options. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of common stock to be purchased, and by tendering payment of the purchase price to the Company.

Payment Of Option Exercise Price.    Payment of the option exercise price for the number of shares of stock being purchased pursuant to any option shall be made (i) in cash, by check, or cash equivalent; (ii) by tender to the Company of shares of the Company’s stock owned by the optionee having a value not less than the aggregate exercise price of the option shares being exercised, provided that in the case of shares acquired from the Company, such shares must have been owned by the optionee for more than six months on the date of tender (or such other period as may be required to avoid the Company’s incurring an adverse accounting charge); (iii) by the assignment of the proceeds of a sale of some or all of the shares being acquired upon the exercise of the option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System); (iv) any other method permissible under the applicable laws; or (v) by any combination of the foregoing methods.

Exercise on Termination.    If the optionee’s employment or consulting relationship with the Company is terminated for any reason other than death or total and permanent disability, options under the 2002 Plan may be exercised within three months (or some other period determined by the administrator) after the date of such termination to the extent the option was vested on the termination date. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of his or her disability, options may be exercised within 12 months (or some other period determined by the administrator) after the date of termination and may be exercised to the extent the option was vested on the date of termination. If an optionee dies while working for the Company, or within 30 days after the optionee has ceased to work for the Company, and such optionee has worked for the Company since the date of grant of the option, the option may be exercised within 12 months after the date of death (or some other period determined by the administrator) by the optionee’s estate or by a person who inherited the right to exercise the option to the extent the option would have been vested at the date of death.

Option Termination Date.    Incentive stock options granted under the 2002 Plan expire 10 years from the date of grant unless a shorter period is provided in the option agreement. Incentive stock options granted to 10 percent stockholders may not have a term of more than five years. Although non-statutory stock options granted under the 2002 Plan may have any term specified by the administrator, the applicable term is generally 10 years.

Nontransferability of Options.    Incentive stock options are not transferable by the optionee, other than by will or the laws of descent and distribution, and are exercisable only by the optionee during his or her lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee. The administrator may grant nonqualified stock options having limited transferability.

$100,000 Limitation Applicable To Incentive Stock Options.    Notwithstanding any designation by the administrator of an option as an incentive stock option, to the extent that the aggregate fair market value of shares with respect to which options designated as incentive stock options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company) exceeds $100,000, such excess options shall be treated as nonqualified stock options. For purposes of this paragraph, incentive stock options shall be taken into account in the order in which they were granted, and the fair market value of the shares subject to an incentive stock option shall be determined as of the date of the grant of such option.

Withholding Taxes.    As a condition of the grant, vesting or exercise of an option, the optionee (or in the case of the optionee’s death, the person succeeding to the optionee’s rights under the option) shall make such arrangements as the administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with such grant, vesting or exercise of the option and the issuance of shares thereunder. The Company shall not be required to issue any shares under the 2002 Plan until such obligations are satisfied. If the compensation committee allows the withholding or surrender of shares of Company stock to satisfy an optionee’s tax withholding obligations under this paragraph, the administrator shall not allow shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

Other Provisions.    An award agreement may contain other terms, provisions, and conditions not inconsistent with the 2002 Plan, as may be determined by the administrator.

Transfer of Control; Liquidation.    The 2002 Plan provides that in the event of (a) a sale of all or substantially all of the Company’s assets, or (b) a merger, consolidation or other capital reorganization or transaction of the Company with or into another corporation, entity or person, the acquiring or successor corporation may assume the Company’s rights and obligations under outstanding options or substitute options for the acquiring corporation’s stock for such outstanding options. Any unexercised options which are neither assumed or substituted for by the acquiring corporation in connection with the transfer of control, shall terminate and cease to be outstanding effective as of the date of the transfer of control. The administrator may grant options that permit acceleration of vesting upon a change of control of the Company.

In the event of a liquidation or dissolution of the Company, each option will terminate immediately prior to the consummation of such action, unless otherwise determined by the administrator in its sole discretion.

Adjustments Upon Changes in Capitalization.    In the event any change, such as a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification, is made in the Company’s capitalization that results in an increase or decrease in the number of issued shares of common stock without receipt of consideration by the Company, appropriate adjustment shall be made in the exercise price of each outstanding option, the number of shares subject to each option, and the annual Section 162(m) limitation on grants to employees, as well as the number of shares available for issuance under the 2002 Plan.

Termination or Amendment of Plan.    The administrator may at any time amend, alter, suspend, discontinue, or terminate the 2002 Plan or one or more outstanding options at any time; provided, however, that without the approval of the Company’s stockholders, there shall be (a) no increase in the total number of shares of stock covered by the 2002 Plan, (b) no change in the class of persons eligible to receive incentive stock options and (c) no expansion in the class of persons eligible to receive nonqualified stock options. In any event, no amendment, alteration, suspension, discontinuance, or termination (except as otherwise provided in the 2002 Plan) may adversely affect the rights of any optionee under any outstanding stock option grant without his or her consent, unless such amendment is required to enable an option designated as an incentive stock option to qualify as an incentive stock option. Unless terminated earlier, the 2002 Plan will terminate in October 2012.

Summary of Federal Income Tax Consequences of the 2002 Stock Option Plan

The following is a brief summary of the United States federal income tax consequences of transactions under the 2002 Plan based on federal securities and income tax laws in effect as of the date of this proxy statement (which laws could change at any time hereafter, possibly with retroactive effect). This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or provisions of the income tax laws of any municipality, state or other country in which an optionee may reside. This summary does not purport to be complete. The Company advises all optionees to consult their own tax advisors concerning tax implications of option grants and exercises, and the disposition of shares acquired upon such exercise, under the 2002 Plan.

Options granted under the 2002 Plan may be either “incentive stock options,” as defined in Section 422 of the Code, or nonqualified stock options.

If an option granted under the 2002 Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and incur no regular tax liability upon its exercise, although the exercise of an incentive stock option may give rise to alternative minimum tax (see below). The Company will not be allowed a deduction for federal income tax purposes as result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and more than one year after transfer of the shares to the optionee, any gain will be treated as long-term capital gain. If both of these holding periods are not satisfied (a “disqualifying disposition”), the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a disqualifying disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. Different tax rules may apply upon a disqualifying disposition if the shares acquired upon exercise of an incentive stock option were “unvested” (i.e., subject to a repurchase right on the part of the Company at the original purchase price if the optionee ceases to perform services for the Company prior to completion of a specified service period) at the time of exercise, and optionees should consult their own tax advisors regarding such special rules in that event. The tax rate on long-term capital gains under current federal tax laws is capped at 15 percent for shares held more than one year. Capital losses are allowed in full against capital gains plus $3,000 of other income.

All other options which do not qualify as incentive stock options are referred to as nonqualified stock options. An optionee will not recognize any taxable income under U.S. tax laws at the time he or she is granted a nonqualified stock option. However, upon its exercise, under U.S. tax laws the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. In certain circumstances, where the shares are unvested (as defined above) when acquired or where the optionee is an officer, director or 10 percent stockholder of the Company and sale of the shares could give rise to a suit to disgorge profits under Section 16(b) of the Securities Exchange Act of 1934, as amended, the date when taxation occurs and the fair market value of the shares is measured for purposes of determining such ordinary income may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized at the time of exercise by an optionee who is also an employee of the Company will be subject to income and employment tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. Upon sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the exercise date (or any later applicable measurement date) will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

Alternative Minimum Tax

As noted above, the exercise of an incentive stock option may subject the optionee to the alternative minimum tax, or AMT. The AMT is calculated for federal tax purposes by applying a tax rate of 26 percent to alternative minimum taxable income up to $175,000 ($87,500 for married taxpayers filing separately) and 28 percent to alternative minimum income above such amount. Alternative minimum taxable income for federal tax purposes is equal to (i) taxable income adjusted for certain items, plus (ii) items of tax preference less (iii) an exclusion of $58,000 for 2004, and $45,000 thereafter for joint filers, and $40,250 for 2004, and $33,750 thereafter, for unmarried individual returns, with the exclusion amount phased out for upper-income taxpayers.

In computing alternative minimum taxable income, shares purchased upon exercise of an incentive stock option are treated as if they had been acquired by the optionee pursuant to a nonqualified option, as described above. Because the AMT rules are complex and their effects depend upon the personal circumstances of each taxpayer, an optionee should consult his or her own tax advisor prior to exercising an incentive stock option.

If an optionee pays AMT as a result of exercising an incentive stock option, the amount of such AMT may be carried forward as a credit against any subsequent year’s regular tax in excess of the AMT.

Benefits to Named Executive Officers and Others

The following table shows the number of options to purchase common stock that were granted under the 2002 Plan to current executive officers named in this proxy statement, nominees for re-election to the Board and named groups during the fiscal year ended July 31, 2004. During the fiscal year ending July 31, 2005, the Board or its committee(s), in its discretion, may grant additional options to eligible participants under the 2002 Plan.

Name and Position	Number of Options (1)
Woodson Hobbs, President and Chief Executive Officer and Director (2)	—
Clyde Foster, Chief Operating Officer	—
Steven Goldberg, Chief Strategy Officer	150,000
J. Keith Kitchen, Chief Financial Officer	—
Said Mohammadioun, Chief Technology Officer and Director (2)	400,000
Michael M. Clair, Director (2)	—
Michael J. Praisner, Director (2)	—
Kirsten Berg-Painter, Director (2)	—
Richard Arnold, Director (2)	25,000
Executive Group	764,695
Outside Director Group	25,000
Non-Executive Officer Employee Group	767,250

(1)	All options granted at fair market value as of the date of grant. Does not include options granted during the fiscal year ended July 31, 2004 under the Amended and Restated 1993 Stock Option Plan or the 2000 Supplemental Stock Option Plan.

(2)	Nominee for re-election as a director.

New Plan Benefits

Any future awards granted to eligible participants under the Plan are subject to the discretion of the Board or its committee(s) and, therefore, are not determinable at this time.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting, at which a quorum representing a majority of all outstanding shares of common stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes, if any, will have no effect on the outcome of the vote on this proposal. Abstentions will have the effect of a vote “against” the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENT TO THE 2002 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE PURSUANT TO STOCK OPTIONS.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board has selected PricewaterhouseCoopers LLP as independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending July 31, 2005. PricewaterhouseCoopers LLP has acted as the Company’s independent registered public accounting firm since the Company’s inception. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Neither the Company’s bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP for fiscal years ended July 31, 2004 and 2003, were:

	Fiscal 2004	Fiscal 2003
Audit Fees	$403,950	$274,963
Audit related	623,720	265,445
Tax Fees	31,606	85,188
All Other	0	0
Total	$1,059,276	$625,596

The audit fees for the years ended July 31, 2004 and 2003, respectively, consist of the aggregate fees billed for professional services rendered for the audits and interim reviews of the consolidated financial statements of the Company, the issuance of consents and assistance with review of documents filed with the SEC.

The audit related fees as of the years ended July 31, 2004 and 2003, respectively, consist of the aggregate fees billed for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements and were not otherwise included in audit fees. Included in such audit related fees were fees incurred in connection with the auditors’ review of financial information included in the Company’s filed registration statements, due diligence and audits related to mergers and acquisitions and accounting consultations.

Tax fees as of the years ended July 31, 2004 and 2003, respectively, consist of the aggregate fees billed for services related to tax compliance, including the preparation of tax returns.

All other fees as of the years ended July 31, 2004 and 2003, respectively, consist of the aggregate fees billed for products and services provided by the auditors and not otherwise included in audit fees, audit related fees or tax fees.

Audit Committee Pre-Approval Policies and Procedures

The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is often subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The audit committee may also pre-approve particular services on a case-by-case basis.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the votes cast on this proposal at the annual meeting, at which a quorum representing a majority of all outstanding shares of common stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes, if any, will have no effect on the outcome of the vote on this proposal. Abstentions will have the effect of a vote “against” the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JULY 31, 2005.

CORPORATE GOVERNANCE

The Company maintains a corporate governance page on its website which includes key information about its corporate governance matters, including the Company’s Corporate Governance Policies, the Company’s Code of Business Conduct and Corporate Governance, and charters for the committees of the Board as well as information regarding any amendment or waiver to the Company’s Code of Business Conduct and Corporate Governance. The corporate governance page can be found at www.intellisync.com, by clicking first on “About Us,” then clicking on “Investors” and then on “Corporate Governance.”

The Company’s policies and practices reflect corporate governance initiatives that we believe are compliant with the listing requirements of the Nasdaq Stock Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	The Board has adopted clear corporate governance policies;

•	A majority of the Board members are independent of the Company and its management;

•	All members of the key Board committees — the audit committee, the compensation committee and the nominating committee — are independent of the Company and its management;

•	The independent members of the Board meet regularly without the presence of management;

•	The Company has a clear code of business conduct and corporate governance that is monitored by management and is annually affirmed by its employees;

•	The charters of the Board committees clearly establish their respective roles and responsibilities;

•	The Company has an ethics hotline available to all employees, and the Company’s audit committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls, or auditing matters; and the Company has adopted a code of ethics that applies to its principal executive officer and all members of its finance department, including the principal financial officer and principal accounting officer; and

•	Although the Company does not have a policy with respect to attendance by directors at annual meetings of stockholders, the Company encourages all directors to attend annual meetings of stockholders. One director attended the Company’s 2003 Annual Meeting.

COMMUNICATIONS WITH DIRECTORS

Stockholders or other interested parties may communicate with any director or committee of the Board by writing to them c/o Secretary, Intellisync Corporation, 2550 North First Street, Suite 500, San Jose, California 95131. Comments or questions regarding the Company’s accounting, internal controls or auditing matters will be referred to members of the audit committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the nominating committee.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of September 15, 2004, with respect to the beneficial ownership of the Company’s common stock by (i) each director and director nominee of the Company, (ii) each of the executive officers of the Company named in the Summary Compensation Table included in this proxy statement, (iii) all directors and executive officers of the Company as a group and (iv) each person known by the Company to own more than five percent of the Company’s common stock. Except as otherwise indicated, the Company believes that the beneficial owners of the Company’s common stock listed in the following table, based on information furnished by such owners, have sole investment and voting power with respect to such shares.

	Shares of common stock Beneficially Owned (1)
Name and Address of Beneficial Owner (1)	Number of Shares Owned		Percentage Ownership (%)
Husic Capital Management	8,049,326	(2)	12.24
Said Mohammadioun	2,162,338		3.29
Woodson Hobbs	1,669,380	(3)(4)	2.50
Michael M. Clair	726,574	(3)(5)	1.10
Clyde Foster	664,831	(3)(6)	1.00
J. Keith Kitchen	481,339	(3)(7)	*
John W. Stossel	163,897	(3)	*
Michael J. Praisner	87,200	(3)	*
Kirsten Berg-Painter	69,700	(3)	*
Steven Goldberg	—		*
Richard Arnold	—		*
All directors and executive officers as a group (13 persons) (3)(4)	6,125,592	(8)	8.98

*	Represents less than one percent.

(1)	Percentage ownership is based on 65,783,251 shares of common stock outstanding as of September 15, 2004. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days after September 15, 2004 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Options granted under the Company’s Amended and Restated 1993 Stock Option Plan, or the 1993 Option Plan, are fully exercisable from the date of grant, subject to the Company’s right to repurchase any unvested shares at the original exercise price upon termination of employment. Options granted under the 2002 Plan are generally subject to a standard vesting schedule that calls for 25 percent of the stock options to be exercisable after 12 months from the date of grant, and of the total number of shares each month thereafter. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each of the individuals listed in the table is: c/o Intellisync Corporation, 2550 North First Street, Suite 500, San Jose, California 95131.

(2)	Based on a Schedule 13F filed with the SEC on August 5, 2004 with respect to shares held as of June 30, 2004. Husic Capital Management has sole voting and dispositive power with respect to these shares. The address of Husic Capital Management is 555 California Street, Suite 2900, Suite 2900, San Francisco, California 94104.

(3)	Includes the following numbers of shares subject to options which are exercisable within 60 days of September 15, 2004: Mr. Mohammadioun, 7,720, Mr. Hobbs, 975,000; Mr. Clair, 255,600; Mr. Foster, 600,000; Mr. Kitchen, 337,150; Mr. Praisner, 87,200; Ms. Berg-Painter, 69,700; and John W. Stossel, 163,897.

(4)	Includes (i) 54,400 shares registered in the name of the Alexander McNeilly Trust, of which Mr. Hobbs is a trustee, (ii) 137,500 shares registered in the name of the Brooke Hobbs Trust, of which Mr. Hobbs is a trustee and (iii) 129,200 shares registered in the name of the Natasha Hobbs 1993 Trust, of which Mr. Hobbs is a trustee.

(5)	Includes (i) 60,000 shares held by the MacLean-Clair Family Limited Partnership, of which Mr. Clair is a general partner, (ii) 32,000 shares registered in the names of children of Mr. Clair and (iii) 403,974 shares registered in the name of Audrey MacLean and Michael M. Clair, as Trustees, or their successors, of the Audrey MacLean and Michael Clair Trust Agreement UAD 12/1/90. The 60,000 shares held by the MacLean-Clair Family Limited Partnership can be voted and disposed of only by Mr. Clair and Audrey MacLean acting together.

(6)	Includes 49,130 shares registered in the name of the Foster Family Living Trust, of which Mr. Foster is a trustee.

(7)	Includes (i) 103,700 shares registered in the name of Ellen Kitchen, over which Mr. Kitchen has dispositive power and (ii) 10,000 shares registered in the name of Sarah Kitchen, over which Mr. Kitchen has dispositive power.

(8)	Includes 2,401,953 shares subject to options which are exercisable within 60 days of September 15, 2004, by any of the Company’s directors or executive officers.

EXECUTIVE COMPENSATION AND OTHER MATTERS

The following table sets forth information concerning the compensation of: (i) each person who served as chief executive officer of the Company during the year ended July 31, 2004; (ii) the four most highly compensated executive officers of the Company as of July 31, 2004 whose total salary and bonus for the fiscal year ended July 31, 2004 exceeded $100,000; and (iii) one additional individual for whom disclosure would have been made under sub-section (ii) above but for the fact that such individual was no longer serving as an executive officer of the Company as of July 31, 2004. The information set forth below reflects compensation for the indicated individuals for services in all capacities to the Company, during the fiscal years ended July 31, 2004, 2003 and 2002:

Summary Compensation Table

Annual Compensation
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)	Long Term Compensation Awards Securities Underlying Options (#)
Woodson Hobbs President and Chief Executive Officer	2004 2003 2002	350,000 306,250 38,654	(5)	130,000 — 200,000	— — —	— 1,500,000 1,500,000
Clyde Foster (1) Chief Operating Officer	2004 2003 2002	240,000 214,615 —		180,571 156,478 —	— — —	200,000 400,000 —
Steven Goldberg (2) Chief Strategy Officer	2004 2003 2002	110,513 — —		30,000 — —	— — —	150,000 — —
J. Keith Kitchen (3) Chief Financial Officer	2004 2003 2002	183,820 169,413 134,462		20,000 — —	— — —	150,000 150,000 —
Said Mohammadioun Chief Technology Officer	2004 2003 2002	131,928 — —		46,667 — —	— — —	407,720 — —
John W. Stossel (4) Former Chief Technology Officer	2004 2003 2002	207,000 202,500 183,333		15,079 — —	70,857 — —	50,000 50,000 225,000	(6) (6) (6)

(1)	Mr. Foster became the chief operating officer for the Company in July 2004 overseeing corporate operations and the sales of the Company’s products to leading enterprises, OEMs and wireless operators. Mr. Foster previously served as senior vice president of sales and marketing since joining the Company in September 2002. From July 1999 to September 2002, Mr. Foster served as president and chief executive officer of eConvergent, Inc., a next-generation customer data integration software company. Prior to founding eConvergent, Mr. Foster established and led the Global Solutions Services division of Aspect Communications Corporation, a provider of business communications solutions from April 1996 to June 1999. Previously,

Mr. Foster held a variety of sales and professional services management positions during his 14 years at IBM. Mr. Foster holds a BS degree in Mathematics from North Carolina State University.

(2)	Mr. Goldberg became the chief strategy officer of the Company in July 2004. Mr. Goldberg previously served as Vice President, Corporate Development since joining the Company in February 2004. As chief strategy officer, Mr. Goldberg is responsible for the Company’s merger and acquisition activities and helps define the Company’s long-term intellectual property, product and corporate strategies. From August 2001 to October 2003, Mr. Goldberg served as president and chief executive officer of Hiwire, Inc., a venture capital-funded Internet radio company, whose technology enabled over 400 North American radio stations to migrate content to the Internet. From November 1999 to October 2000, Mr. Goldberg served as senior vice president of the Consumer Division of Go2Net, Inc., a network of branded, technology- and community-driven Web sites. From June 1995 to October 1999, Mr. Goldberg was employed by Microsoft Corporation, a leading innovator in software and business technologies, as director of localization and the group manager of the company’s advertising business unit. Mr. Goldberg holds a BA and master of science in management degrees from Columbia University.

(3)	Mr. Kitchen became the chief financial officer of the Company in July 2004. Mr. Kitchen most recently served as vice president of finance and administration and chief accounting officer from August 2002 to July 2004 and also as corporate controller since joining the Company in February 2000 following the Company’s acquisition of NetMind Technologies, Inc., a venture capital-funded Internet software company. Mr. Kitchen joined NetMind in January 1999 as its controller and later became its vice president of finance and administration from July 1999 to February 2000. Mr. Kitchen also served in a variety of financial management positions at Intellect Electronics, Inc., a provider of electronic commerce and smart card solutions, from March 1997 to December 1998, and at Bausch & Lomb, Inc., a global technology based healthcare company, from July 1990 to March 1997. Previously, Mr. Kitchen served as certified public accountant with Ernst & Young LLP, a professional services organization. Mr. Kitchen holds a bachelor of science in business administration degree from Bucknell University and is a graduate of Northwestern University’s Kellogg Graduate School of Management.

(4)	Mr. Stossel served as chief technology officer of the Company from April 2003 to July 2004. Mr. Stossel also served as vice president of professional services from July 2000 to February 2002 and as vice president of engineering from February 2002 to April 2003. From February 1999 to July 2000, Mr. Stossel served as founder and president of Dry Creek Software LLC, a mobile computing professional services firm he founded in February 1999 which was acquired by the Company in July 2000. Prior to founding Dry Creek, Mr. Stossel served as vice president of engineering of the Company from July 1997 to January 1999. Mr. Stossel was also founder and chief executive officer from January 1994 to July 1997 of RealWorld Solutions which provided enterprise class software enabling handheld devices to access data over the Internet and wireless networks. RealWorld was acquired by the Company in July 1997. Previously, Mr. Stossel held a variety of management and engineering positions at Apple Computer, Inc., a personal computing company, and Charles Schwab & Co., Inc., an online brokerage firm. Mr. Stossel is a dual-degree graduate of the University of Pennsylvania and holds a BS degree in Economics from the Wharton School along with a BAS concentrating in Electrical Engineering.

(5)	Includes effect of a retroactive increase, as approved by the compensation committee, in Mr. Hobbs’ annual base salary from $300,000 to $350,000 effective June 14, 2003.

(6)	Mr. Stossel’s unvested shares were cancelled upon the termination of his employment on July 31, 2004. His vested stock options remain exercisable for 90 days following his termination.

Stock Options Granted in Fiscal Year 2004

The following table provides the specified information concerning grants of options to purchase the Company’s common stock made during the fiscal year ended July 31, 2004 to the persons named in the Summary Compensation Table:

Option Grants In Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)(1)		% of Total Options Granted to Employees in Fiscal Year (2)	Exercise Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
						5% ($)	10% ($)
Woodson Hobbs	—		0.00	—	—	—	—
Clyde Foster	200,000		3.85	4.76	9/30/13	598,708	1,517,243
Steven Goldberg	150,000		2.88	3.30	3/01/14	311,303	788,903
J. Keith Kitchen	150,000		2.88	4.76	9/30/13	449,031	1,137,932
Said Mohammadioun	200,000 200,000 7,720	(4)	3.85 3.85 0.15	4.23 3.30 0.09	12/29/13 3/01/14 12/29/13	532,045 415,070 20,100	1,348,306 1,051,870 50,937
John W. Stossel	50,000	(5)	0.96	4.76	9/30/13	—	—

(1)	The Board has discretion, subject to plan limits, to modify the terms of options and to reprice the options. The options granted to Mr. Hobbs, Mr. Kitchen and Mr. Stossel are fully exercisable from the time of grant, subject to the Company’s right to repurchase any unvested shares at the original exercise price in the event of the optionee’s termination. Except as noted, the options have a maximum term of ten years, and the option shares vest at the rate of 25 percent after 12 months from the date of grant and of the total number of shares each month thereafter.

(2)	Options to purchase an aggregate of 5,199,438 shares of common stock of the Company were granted to employees during the fiscal year ended July 31, 2004, of which 4,205,750 were issued under the Company’s stock plans, including without limitation the 1993 Option Plan and the 2002 Plan and 1,009,688 were issued in connection with the Company’s acquisition of Synchrologic and the assumption by the Company of options to purchase Synchrologic common stock.

(3)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed five percent and ten percent rates of stock price appreciation are mandated by rules of the SEC and do not represent the Company’s estimate or projection of the future common stock price. This table does not take into account any appreciation or depreciation in the price of the common stock to date.

(4)	Represents options to purchase the Company’s common stock issued to Mr. Mohammadioun in connection with the Company’s acquisition of Synchrologic and the assumption by the Company of options to purchase Synchrologic common stock.

(5)	Mr. Stossel’s unvested shares were cancelled upon the termination of his employment with the Company on July 31, 2004.

Option Exercises and Fiscal 2004 Year-End Values

The following table provides the specified information concerning exercises of options to purchase the Company’s common stock in the fiscal year ended July 31, 2004, and unexercised options held as of July 31, 2004, by the persons named in the Summary Compensation Table:

Aggregated Option Exercises In Last Fiscal Year,
and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at July 31, 2004 (#)		Value of Unexercised In-the-Money Options at July 31, 2004 ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(2)	Exercisable (3)	Unexercisable	Exercisable (4)	Unexercisable (4)
Woodson Hobbs	—	—	975,000	—	$1,911,000	$—
Clyde Foster	—	—	600,000	—	884,000	—
Steven Goldberg	—	—	0	150,000	—	—
J. Keith Kitchen	—	—	337,150	—	354,349	—
Said Mohammadioun	—	—	7,720	400,000	18,991	—
John W. Stossel	—	—	311,978	—	389,769	—

(1)	Calculated on the basis of the fair market value of the underlying securities at July 31, 2004 of $2.55 per share, reported as the closing price on such date by the Nasdaq National Market, minus the aggregate exercise price.

(2)	“Value Realized” represents the fair market value of the underlying securities on the exercise date minus the aggregate exercise price of such options.

(3)	All options are fully exercisable, subject to the Company’s right to repurchase any unvested shares at the original exercise price in the event of the optionee’s termination. Shares generally vest at the rate of 25 percent after 12 months from the date of grant and of the total number of shares each month thereafter.

(4)	Does not include options that had an exercise price greater than the per share closing price of $2.55 on July 31, 2004 as reported by the Nasdaq National Market.

Equity Compensation Plan Information
as of July 31, 2004

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance
Equity compensation plans approved by stockholders:
• 1993 Stock Option Plan (2)	2,635,335	$2.01	—
• 2002 Stock Option Plan	1,481,250	$3.40	793,750	(3)
• Employee Stock Purchase Plan	—	—	205,494	(4)
Equity compensation plans not approved by stockholders:
• 2000 Supplemental Stock Option Plan	2,586,527	$2.94	72,513
• Restricted Stock Grant Agreement	975,000	$0.59	—
Total	7,678,112	$2.44	1,071,757

(1)	Does not include an aggregate of 524,235 shares of common stock to be issued upon the exercise of outstanding option grants, with a weighted exercise price of $0.58 per share, assumed by the Company in connection with various acquisitions. The option plans relating to such outstanding options were approved by the respective security holders of the acquired companies.

(2)	The 1993 Option Plan expired in October 2003.

(3)	Does not include the proposed increase in the number of shares available for issuance under the 2002 Plan as described in Proposal 2 of this proxy statement.

(4)	Represents shares of common stock remaining available as of July 31, 2004 for future issuance under the Company’s Employee Stock Purchase Plan, as amended. During the fiscal year ended July 31, 2004, employees purchased an aggregate of 278,868 shares of common stock at the weighted average exercise price of $1.21 per share.

The following is a brief description of the Company’s equity compensation plans that have not been submitted to the Company’s stockholders for approval:

2000 Supplemental Stock Option Plan.    In March 2000, the Board adopted the 2000 Supplemental Stock Option Plan, or the SSOP. The SSOP provides for granting of nonqualified stock options to purchase shares of common stock to non-executive officers, employees and consultants of the Company. In accordance with the SSOP, the stated exercise price shall not be less than 85 percent of the estimated fair market value of common stock on the date of grant as determined by the Board. The SSOP allows optionees to purchase stock on exercise of options using cash, through a tender of shares or through a same-day sale option exercise program. The SSOP provides that the options shall be exercisable over a period not to exceed ten years. Options generally vest 25 percent 12 months after date of grant and each month thereafter for the next 36 months. The SSOP provides that, in the event of certain change of control transactions involving the Company, outstanding options will be assumed by the Company’s acquiror or the Company’s acquiror would issue replacement options. If the Company’s acquiror did not assume or replace outstanding options, then these options would terminate upon the closing of the transactions. Options available for grant as of July 31, 2004 were approximately 72,513 shares.

Restricted Stock Grant Agreement.    In June 2002, the Company granted its new president and chief executive officer, Woodson Hobbs, an option to purchase 1,500,000 restricted shares of common stock at $0.59 per share (the fair market value on July 14, 2002, the date of the grant). The options may be exercised prior to the options becoming vested, but such shares are subject to repurchase over the option vesting period. If the officer’s employment is terminated for any reason, the Company has the right to repurchase any unvested shares. A total of 700,000 shares, conditional upon continued employment, vest 25 percent 12 months after date of grant and each month thereafter for the next 36 months. The remaining 800,000 shares vest in full on June 14, 2009, but the vesting may be accelerated upon achievement of certain performance objectives. The grant provides for acceleration of vesting upon change of control, as more fully described in the “Employment Contracts and Termination of Employment and Change of Control Arrangements” section. In June 2002, Mr. Hobbs exercised 525,000 shares in exchange for a full recourse, interest-bearing promissory note. The note was paid in full in January 2004.

Compensation Committee Interlocks and Insider Participation

The compensation committee currently consists of Ms. Berg-Painter and Messrs. Arnold, Clair and Praisner. No member of the compensation committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Compensation of Directors

Prior to September 30, 2003, all of the Company’s directors were reimbursed for their out-of-pocket expenses incurred in executing their responsibilities to the Company, as well as attending board and committee meetings. In addition, non-employee directors received a $2,000 fee for each board meeting that they attended in person and a fee of $500 for each audit committee meeting that they attended in person. Directors are also eligible to receive stock option grants.

On September 30, 2003, the Board approved changes to the compensation paid to its directors. Under the modified board fee structure, non-employee directors generally receive a $1,000 fee for each board meeting or audit committee meeting that they attend in person and a $500 fee for each board meeting or audit committee that they attend telephonically. In addition, non-employee directors will receive a $500 fee for each compensation committee meeting that they attend in person or telephonically. The chairman of the audit committee will receive an additional $500 fee for each meeting that the chairman attends, and the chairman of the compensation committee will receive an additional $250 fee for each meeting that the chairman attends. The chairman of the board will receive an additional $500 for each meeting that the chairman attends. Additionally, beginning on February 15, 2004, each non-employee director receives annual cash compensation in the amount of $20,000, payable quarterly, provided that the director’s service was not terminated at the end of such quarter. In addition, the chairman of the board will receive additional annual cash compensation in the amount of $15,000, payable quarterly, provided that the director’s service was not terminated at the end of such quarter, and each Board committee chairman will receive additional annual cash compensation in the amount of $10,000. Due to the distance traveled and expense incurred, Mr. Arnold receives compensation of $3,000 to cover his travel expenses in lieu of the regular director fee for each board meeting or audit committee meeting that he attends in person.

On September 30, 2003, the Board approved the grant of options to purchase 90,600 shares of common stock to Mr. Clair, 47,200 shares to Mr. Praisner and 29,700 shares to Ms. Berg-Painter, each option to vest pro-rata over a three-year term. The options are exercisable at $4.76 per share. On June 1, 2004, the Board approved the grant of option to purchase 25,000 shares of common stock to Mr. Arnold. The option is exercisable at $2.42 per share and vests 25 percent 12 months after date of grant and each month thereafter for the next 36 months.

Additionally, on September 30, 2003, the Board approved personal compensation agreements with Ms. Berg-Painter, Mr. Clair and Mr. Praisner, filed as Exhibits 10.28, 10.26 and 10.17 to the Company’s Annual Report on Form 10-K filed for the fiscal year ended July 31, 2003. The personal compensation agreements provide for the cash compensation described above and the acceleration of vesting of options to purchase common stock in the event of a change of control of the Company.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Woodson Hobbs.    The Company entered into an employment agreement with Woodson Hobbs dated June 14, 2002, pursuant to which Mr. Hobbs was engaged as the Company’s President and Chief Executive Officer at an initial annual base salary of $300,000. On September 30, 2003, the compensation committee increased Mr. Hobbs’ annual base salary to $350,000, retroactively effective June 14, 2003. In addition to base compensation, Mr. Hobbs received a signing bonus of $200,000 upon execution of his employment agreement. Mr. Hobbs was also issued an immediately exercisable restricted stock option to purchase up to 1,500,000 shares of the Company’s common stock at $0.59 per share. The option is fully exercisable from the time of grant, subject to the Company’s right to repurchase any unvested shares at the original exercise price in the event of Mr. Hobbs’ termination. The option shares vest as follows: 700,000 shares vest over four years, with 25 percent vesting after one year and then vesting monthly thereafter; 400,000 shares vest on the seventh anniversary of the date of grant, with acceleration for meeting certain operating plan criteria, including revenue and net income objectives; and 400,000 shares vest on the seventh anniversary of the date of grant, with acceleration for meeting certain stock price targets. Mr. Hobbs exercised the option with respect to 525,000 shares and paid for the shares by issuing the Company a full recourse promissory note in the aggregate principal amount of $309,750 with interest accruing at the rate of 4.75 percent per annum. The note was paid in full in January 2004. Mr. Hobbs is entitled to receive pro-rata compensation and benefits for a three-month period if he is subject to an “Involuntary Termination” (as defined below). If Mr. Hobbs is subject to Involuntary Termination within 12 months following a “Change of Control” (as defined below), he will be entitled to receive pro-rata compensation and benefits for a six-month period. In addition, upon a Change of Control, all unvested shares of the Company’s stock owned or under options held by Mr. Hobbs will vest in full. In addition, the Company will increase any severance amounts payable to Mr. Hobbs to cover any excise tax he may owe if his severance payments are deemed to constitute “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, in connection with a Change of Control. On October 18, 2003, the compensation committee approved the Amendment to Attachment 1 to Employment Agreement amending the definition of “Change of Control” such that “Change of Control” means the occurrence of any of the following events:

(a)  Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), excluding existing beneficial owners as of the date of this Letter, is or becomes the “beneficial owner” (as defined in Section 13d-3 of said Act), directly or indirectly, of securities of the Company representing 50 percent or more of the total voting power represented by the Company’s then outstanding voting securities, excluding conversion of any convertible securities issued as of the date of this Agreement;

(b)  The composition of the Board changes during any period of 36 months that follows October 20, 2003, such that individuals who, at the beginning of the period, were members of the Board (the “Continuing Directors”), cease for any reason to constitute at least a majority thereof; unless at least 50 percent of the Continuing Directors has either (i) approved the election of the new Directors, (ii) if the election of the new Directors is voted on by stockholders, recommended that the stockholders vote for approval, or (iii) otherwise determined that such change in composition does not constitute a Change of Control, even if the Continuing Directors do not constitute a quorum of the whole Board (it being understood that this requirement shall not be capable of satisfaction unless there is at least one Continuing Director);

(c)  The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50 percent of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets;

Any other provision of this notwithstanding, the term Change of Control shall not include either of the following events undertaken at the election of the Company:

(i) Any transaction, the sole purpose of which is to change the state of the Company’s incorporation; or

(ii) A transaction, the result of which is to sell all or substantially all of the assets of the Company to another corporation (the “surviving corporation”) provided that the surviving corporation is owned directly or indirectly by the stockholders of the Company immediately following such transaction in substantially the same proportions as their ownership of the Company’s common stock immediately preceding such transaction.

Clyde Foster.    The Company entered into an employment agreement with Clyde Foster dated September 5, 2002, pursuant to which Mr. Foster was engaged as the Company’s Senior Vice President of Sales and Marketing at an annual base salary of currently $240,000. Under the employment agreement Mr. Foster was initially eligible to earn a commission-based bonus of up to $160,000 annually at quota, with additional over quota commission possible, of up to a maximum of $80,000 annually. Mr. Foster is eligible to participate in the Company’s medical, dental, life insurance, and long-term disability programs as of the first day of his employment. Mr. Foster was issued an immediately exercisable stock option to purchase up to 300,000 shares of the Company’s common stock at $0.34 per share. The option is fully exercisable from the time of grant, subject to the Company’s right to repurchase any unvested shares at the original exercise price in the event of Mr. Foster’s termination. The option shares originally vested over four years, with 25 percent vesting after 12 months from the date of grant and then vesting monthly thereafter. Mr. Foster also received an additional grant of an option for 100,000 shares of the Company’s common stock at $0.34 per share. The option to purchase 100,000 shares is fully vested as a result of the satisfaction of certain performance milestones. In the event the Company terminates Mr. Foster’s employment at any time other than for good reason (as defined in the agreement), then he shall be entitled to receive as a severance six months continuation of his base salary, based upon his base salary as of the date of his employment ceases, and the Company will continue to pay for coverage of the executive under the Company’s health, life, dental and other insurance programs for a period of six months, provided that he first sign a comprehensive release of claim in favor of the Company, and that release becomes effective according to its terms. On September 30, 2003, the Board granted Mr. Foster an option to purchase 200,000 shares of the Company’s common stock at $4.76 per share. As of the date of grant, the option shares will vest over four years, with 25 percent vesting after 12 months from the date of grant and then vesting monthly thereafter. On that date, the Board also approved a Change of Control Agreement with Mr. Foster that provides for 12 months acceleration of vesting of Mr. Foster’s options in the event of a Change of Control (as defined below).

Steven Goldberg.    On February 23, 2004, the Board granted Mr. Goldberg an option to purchase 150,000 shares of the Company’s common stock at $3.30 per share. As of the date of the grant, option shares will vest over four years, with 25 percent vesting after 12 months from the date of grant and then vesting monthly thereafter. The Board also approved a Change of Control Agreement with Mr. Goldberg that provides for 12 months acceleration of vesting of Mr. Goldberg’s options in the event of a Change of Control (as defined below).

J. Keith Kitchen.    On September 30, 2003, the Board granted Mr. Kitchen an option to purchase 150,000 shares of the Company’s common stock. As of the date of the grant, option shares will vest over four years, with 25 percent vesting after 12 months from the date of grant and then vesting monthly thereafter. On that date, the Board also approved a Change of Control Agreement with Mr. Kitchen that provides for 12 months acceleration of vesting of Mr. Kitchen’s options in the event of a Change of Control (as defined below).

Under the Change of Control Agreements with Messrs. Foster, Goldberg and Kitchen, “Change of Control” means the occurrence of any of the following events:

(a)  Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), excluding existing beneficial owners as of the date of this letter, is or becomes the “beneficial owner” (as defined in Section 13d-3 of said Act), directly or indirectly, of securities of the Company representing 50 percent or more of the total voting power represented by the Company’s then outstanding voting securities, excluding conversion of any convertible securities issued as of the date of this letter;

(b)  The composition of the Board changes during any period of 36 months that follows the date of the change of control agreement, such that individuals who, at the beginning of the period, were members of the Board (the “Continuing Directors”), cease for any reason to constitute at least a majority thereof; unless at least 50 percent of the Continuing Directors has either (i) approved the election of the new Directors, (ii) if the election of the new Directors is voted on by stockholders, recommended that the stockholders vote for approval, or (iii) otherwise determined that such change in composition does not constitute a Change of Control, even if the Continuing Directors do not constitute a quorum of the whole Board (it being understood that this requirement shall not be capable of satisfaction unless there is at least one Continuing Director); or

(c)  The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50 percent of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

The Change of Control Agreements provide that “Change of Control” shall not include either of the following events undertaken at the election of the Company:

(i) Any transaction, the sole purpose of which is to change the state of the Company’s incorporation; or

(ii) A transaction, the result of which is to sell all or substantially all of the assets of the Company to another corporation (the “surviving corporation”) provided that the surviving corporation is owned directly or indirectly by the stockholders of the Company immediately following such transaction in substantially the same proportions as their ownership of the Company’s common stock immediately preceding such transaction.

Said Mohammadioun.    In connection with the Company’s acquisition of Sychrologic in December 2003, Mr. Mohammadioun’s Synchrologic option converted into an option to purchase 7,720 shares of the Company’s common stock at $0.09 per share. On December 29, 2003, the Board granted Mr. Mohammadioun an option to purchase 200,000 shares of the Company’s common stock at $4.23 per share. As of the date of the grant, option shares will vest over four years, with 25 percent vesting after 12 months from the date of grant and then vesting monthly thereafter. On March 1, 2004, the Board granted Mr. Mohammadioun an option to purchase an additional 200,000 shares of the Company’s common stock at $3.30 per share. As of the date of the grant, option shares will vest over four years, with 25 percent vesting after 12 months from the date of grant and then vesting monthly thereafter.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who beneficially own more than 10 percent of the Company’s common stock, who are collectively referred to as Reporting Persons, to file initial reports of ownership and reports of changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they filed.

To the Company’s knowledge, review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that during the fiscal year ended July 31, 2004, all reporting persons have complied with all filing requirements applicable to the Company’s executive officers, directors and greater than 10 percent stockholders.

REPORT OF THE COMPENSATION COMMITTEE OF THE INTELLISYNC
BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The following is the report of the compensation committee of the Company, describing the compensation policies and rationale applicable to the Company’s executive officers with respect to the compensation paid to such executive officers for the fiscal year ended July 31, 2004. The information contained in the report shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Act, or the Securities Exchange Act of 1934, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

The committee is responsible for setting and administering the policies governing annual compensation of the executive officers of the Company. In addition, the committee reviews the performance and compensation levels for executive officers, sets base salary levels for executive officers, and is primarily responsible for approving stock option grants greater than 50,000 shares. The members of this committee for the fiscal year ended July 31, 2004 were Ms. Berg-Painter and Messrs. Arnold (who was appointed to the committee in May 2004), Clair and Praisner, who were non-employee directors of the Company for the fiscal year ended July 31, 2004.

Overview

The goals of the Company’s executive officer compensation policies are to attract, retain and reward executive officers who contribute to the Company’s success, to align executive officer compensation with the Company’s performance and to motivate executive officers to achieve the Company’s business objectives. The Company uses salary, bonuses, incentive cash compensation and option grants to attain these goals. The committee reviews compensation surveys and other data to enable the committee to compare the Company’s compensation package with that of similarly-sized high technology companies in the Company’s geographic areas.

Salary

Compensation of executive officers, other than for Mr. Hobbs, the Company’s president and chief executive officer, are reviewed annually by the committee, and adjustments are made based on individual executive officer performance, scope of responsibilities and levels paid by similarly-sized high technology companies in the applicable geographic area.

Ten Year Option/SAR Repricing

The following table sets forth information regarding options held by executive officers of the Company that have been re-priced, including by an option exchange or tender offer, during the ten year period ended July 31, 2004.

Name	Date	Number of Securities Underlying Options/SARs Repriced or Amended (#)	Market Price at Time of Repricing or Amendment ($)	Exercise Price at Time of Repricing or Amendment ($)	New Exercise Price ($)	Length of Original Option Term Remaining at Date of Repricing or Amendment (Years)
David Bechtel (1)	4/24/02	11,500	$1.11	$12.8750	$1.11	8.49
		13,500	1.11	5.2188	1.11	8.86
Kelly J. Hicks (1)	7/30/01	200,000	2.10	28.2500	2.10	8.71
			2.10	29.0625	2.10	8.76
			2.10	23.6250	2.10	8.85
J. Keith Kitchen	7/30/01	20,000	2.10	42.2500	1.78	8.68
		9,500	2.10	23.6250	1.78	8.84
Stephen A. Nicol (1)	7/30/01	400,000	2.10	28.2500	2.10	8.71
Bradley A. Rowe (1)	7/30/01	500,000	2.10	28.2500	2.10	8.71
John W. Stossel (1)	7/30/01	150,000	2.10	25.8750	2.10	8.96
Richard M. Walker (1)	4/24/02	120,000	1.11	7.3594	1.11	8.61

(1)	No longer an executive officer of the Company.

Stock Options

The Company strongly believes that equity ownership by executive officers provides incentives to build stockholder value and align the interests of executive officers with the stockholders. The size of an initial option grant to an executive officer has generally been determined with reference to similarly-sized high technology companies in the relevant geographic area for similar positions, the responsibilities and future contributions of the executive officer, as well as recruitment and retention considerations. See also “Stock Options Granted in Fiscal Year 2004” above.

Chief Executive Officer Compensation

The committee annually reviews the performance and compensation of Mr. Hobbs. Mr. Hobbs has served as the Company’s president and chief executive officer since June 2002. The compensation of Mr. Hobbs is largely based upon the same criteria as that applicable to the other executive officers of the Company although the committee added a number of performance criteria to Mr. Hobbs’ option grants not typical of options granted to other executive officers. In addition to base compensation, Mr. Hobbs received a signing bonus of $200,000 upon execution of his Employment Agreement with the Company in June 2002. Mr. Hobbs was also issued an immediately exercisable restricted stock option to purchase up to 1,500,000 shares of the Company’s common stock at $0.59 per share. The option is fully exercisable from the time of grant, subject to the Company’s right to repurchase any unvested shares at the original exercise price in the event of Mr. Hobbs’ termination. The option shares vest as follows: 700,000 shares vest over four years, with 25 percent vesting after 12 months from the date of grant and then vesting monthly thereafter; 400,000 shares vest on the seventh anniversary of the date of grant, with acceleration for meeting certain operating plan criteria, including revenue and net income objectives; and 400,000 shares vest on the seventh anniversary of the date of grant, with acceleration for meeting certain stock price targets. Mr. Hobbs exercised the option with respect to 525,000 shares and paid for the shares by issuing the Company a full recourse promissory note in the aggregate principal amount of $309,750 with interest accruing at the rate of 4.75 percent per annum. The note was fully paid in January 2004. While the chief executive officer makes recommendations about the compensation levels, goals and performance of the other executive officers, he does not participate in discussions regarding his own compensation or performance. On September 30, 2003, the Board agreed to increase Mr. Hobbs’ annual salary to $350,000, retroactive to June 14, 2003, the anniversary of Mr. Hobbs’ employment with the Company, based on Mr. Hobbs performance as chief executive officer.

COMPENSATION COMMITTEE

Richard Arnold
Kirsten Berg-Painter
Michael M. Clair
Michael J. Praisner

REPORT OF THE AUDIT COMMITTEE OF THE INTELLISYNC BOARD OF DIRECTORS

The following is the report of the audit committee with respect to the Company’s audited financial statements for the fiscal year ended July 31, 2004, which include the consolidated balance sheets of the Company as of July 31, 2004 and 2003, and the related consolidated statements of operations, shareholders’ equity and cash flow for each of the three years in the period ended July 31, 2004, and the notes thereto. The information contained in the report shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into any such filing.

Composition

The audit committee of the Board is currently composed of four independent directors, as that term is defined in Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers, and operates under a written charter adopted by the Board. A copy of the audit committee’s charter was filed as Annex G to our joint proxy statement/prospectus dated November 26, 2003. The members of the audit committee were Ms. Berg-Painter and Messrs. Arnold, Clair and Praisner for the fiscal year ended July 31, 2004. The current members of the audit committee are Messrs. Arnold, Clair and Praisner.

Responsibilities

The responsibilities of the audit committee include reviewing and monitoring the corporate financial reporting and the external audit of the Company. Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles in the United States and for issuing a report thereon. The audit committee is responsible for selecting an independent registered public accounting firm and to monitor and oversee these processes.

Review with Management and Independent Registered Public Accounting Firm

The audit committee has reviewed and discussed the Company’s audited financial statements with management and the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The audit committee has reviewed with management and the independent registered public accounting firm the audited consolidated financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the audit committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The audit committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, including, among other items, matters related to the conduct of the audit of the Company’s financial statements. PricewaterhouseCoopers LLP has provided to the audit committee the written disclosures and the letter required by Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the audit committee has discussed with PricewaterhouseCoopers LLP its independence from the Company.

Conclusion

Based upon the reviews and discussions referred to above, the audit committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended July 31, 2004, as filed with the SEC.

AUDIT COMMITTEE

Richard Arnold
Michael M. Clair
Michael J. Praisner

COMPARISON OF STOCKHOLDER RETURN

The following line graph compares the cumulative total return to stockholders on the Company’s common stock for the Company’s five most recent fiscal years with the same cumulative total return on the Nasdaq Stock Market-U.S. Index, and a Peer Group Index comprised of other enterprise software companies.

The Peer Group Index is comprised of the following companies: Adobe Systems, Inc., Ascential Software Corporation, BEA Systems, Inc., BMC Software, Inc., Business Objects, a sponsored ADR, Citrix Systems, Inc., E.piphany, Inc., Embarcadero Technologies, Inc., I2 Technologies, Inc., Informatica Corporation, Macromedia, Inc., Macrovision Corporation, Manugistics Group, Inc., Mercury Interactive Corporation, Micromuse, Inc., Microsoft Corporation, Microstrategy, Inc., NetIQ Corporation, Niku Corporation, Novell, Inc., Oracle Corporation, Peoplesoft, Inc., Red Hat, Inc., Retek, Inc., SAP Aktiengesellschaft Systems, a sponsored ADR, Siebel Systems, Inc., Symantec Corporation, Tibco Software, Inc., Veritas Software Corporation and webMethods, Inc.

The graph assumes that $100 was invested on July 31, 1999 in the Company’s common stock, in the Nasdaq Stock Market-U.S. Index, and in the Peer Group Index, and that all dividends were reinvested. No dividends have been declared or paid on the Company’s common stock. Stockholder returns over the period indicated should not be considered indicative of future stockholder returns. The information contained in the Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

Intellisync Corporation, Nasdaq Stock Market Index (U.S. Companies),
and Peer Group Index

	7/31/99	7/31/00	7/31/01	7/31/02	7/31/03	7/31/04
INTELLISYNC CORPORATION	100.00	744.19	75.53	18.60	129.12	94.88
NASDAQ STOCK MARKET (U.S.)	100.00	169.53	66.91	54.67	60.42	70.44
PEER GROUP	100.00	135.16	96.00	58.13	68.84	72.94

CERTAIN TRANSACTIONS

The Company’s certificate of incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

The Company’s bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors, and officers’ insurance if available on reasonable terms.

The Company’s general counsel, Richard Mosher, an employee of the Company, is the son-in-law of Michael Praisner, a member of the Board, chairman of the audit committee and a member of the compensation committee. Mr. Mosher’s annual total compensation in fiscal 2004 was $145,833.00. Additionally, during fiscal 2004, Mr. Mosher was granted options to purchase a total of 25,000 shares of the Company’s common stock. Mr. Mosher’s employment with the Company pre-dates the election of Mr. Praisner to the Board. Mr. Praisner has not been involved in any decisions regarding Mr. Mosher’s compensation or stock option grants.

STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

The Company has an advance notice provision under its bylaws for stockholder business to be presented at meetings of stockholders. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder proposal must be received at the Company’s principal executive offices not less than 120 calendar days in advance of the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders; except that (i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made. In addition, a stockholder nomination for a director must be received at the Company’s principal executive offices not less than 120 days in advance of the date that the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting.

Proposals of stockholders intended to be presented at the Annual Meeting of the Stockholders of the Company for the fiscal year ending July 31, 2005 must be received by the Company at its offices located at 2550 North First Street, Suite 500, San Jose, California 95131 no later than June 17, 2005 and satisfy the conditions established by the SEC for stockholder proposals to be included in the Company’s proxy statement for that meeting.

Our bylaws provide that stockholder proposals related to the Company’s Annual Meeting of Stockholders for the fiscal year ending July 31, 2005, but submitted outside the processes of Rule 14a-8 under the Exchange Act, must be received by the Company at its offices located at 2550 North First Street, Suite 500, San Jose, California 95131 prior to June 17, 2005. A stockholder’s notice of a proposal must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our bylaws.

TRANSACTION OF OTHER BUSINESS

At the date of this proxy statement, the only business which the Board intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

J. Keith Kitchen
Chief Financial Officer

October 15, 2004

Appendix A

INTELLISYNC CORPORATION

2002 STOCK OPTION PLAN,
as amended by the Board of Directors on August 25, 2004

1. Purpose.    Intellisync Corporation 2002 Stock Option Plan, as amended (the “2002 Plan”) is established to attract, retain and reward persons providing services to Intellisync Corporation and any successor corporation thereto (collectively referred to as the “Company”), and any Parent and/or Subsidiary (all of whom along with the Company being individually referred to as a “Participating Company” and collectively referred to as the “Participating Company Group”), and to motivate such persons to contribute to the growth and profits of the Participating Company Group in the future. For purposes of the 2002 Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”).

Capitalized terms not defined in the test of the 2002 Plan are defined as set forth in Section 15 below.

2. Administration.    The 2002 Plan shall be administered by the Board of Directors of the Company (the “Board”) and/or by one or more duly appointed committees (collectively, the “Committee”) of the Board having such powers as shall be specified by the Board. The composition of, and authority delegated to, the Committee shall conform to any mandatory requirements of the Applicable Laws. Subsequent references herein to the Board shall also mean the Committee if such Committee has been appointed and, unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the 2002 Plan at any time, subject to the terms of the 2002 Plan and any limitations imposed by the Applicable Laws. If permitted by the Applicable Laws, the Board may authorize one or more officers to make awards under the 2002 Plan, within such limits as the Board may specify in connection with such grant of authority.

All questions of interpretation of the 2002 Plan or of any options granted under the 2002 Plan (an “Option”) shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the 2002 Plan and/or any Option. Options may be either incentive stock options as defined in section 422 of the Code (“Incentive Stock Options”) or nonqualified stock options. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

3. Eligibility and Consequences of Participation in 2002 Plan.

(a)  Eligibility.    Options may be granted only to employees (including officers and directors who are also employees) and directors of the Participating Company Group or to individuals who are rendering services as consultants of or advisors to the Participating Company Group. The Board shall, in its sole discretion, determine which persons shall be granted Options. A director of the Company may only be granted a nonqualified stock option unless the director is also an employee of the Company. An individual who is rendering services as a consultant, advisor, or other independent contractor may only be granted a nonqualified stock option. Eligible persons may be granted more than one (1) Option.

(b)  Rights as Stockholder.    Until the issuance of the shares following exercise of an Option (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the shares of Stock subject to an Option.

(c)  No Employment Rights.    The 2002 Plan shall not confer upon any Optionee any right with respect to continuation of an employment or consulting relationship with the Company, nor shall it interfere in any way with such participant’s right or the Company’s right to terminate the employment or consulting relationship at any time for any reason.

4. Shares Subject to Options; Limitation on Awards to Employees.

(a)  Options shall be for the purchase of shares of the authorized but unissued, or reacquired (treasury) common stock of the Company (the “Stock”), subject to adjustment as provided in Section 9 below. The maximum number of shares of Stock which may be issued under the 2002 Plan shall be eight million seven hundred seventy five thousand (8,775,000) shares. In the event that any outstanding Option for any reason expires or is terminated or canceled, the shares allocable to the unexercised portion of such Option may again be subject to an Option grant.

(b)  Subject to adjustment as provided in Section 9 below, the maximum number of shares of Stock that may be subject to Options granted to any one employee for any fiscal year of the Company shall not be more than two million two hundred and seventy five thousand (2,275,000) shares of Stock which may be issued under the 2002 Plan.

5. Time for Granting Options.    All Options shall be granted, if at all, within ten (10) years from the earlier of the date the 2002 Plan is adopted by the Board or the date the 2002 Plan is duly approved by the stockholders of the Company.

6. Terms, Conditions and Form of Options.    Subject to the provisions of the 2002 Plan, the Board shall determine for each Option (which need not be identical) the number of shares of Stock for which the Option shall be granted, the option exercise price of the Option, the timing and terms of exercisability and vesting of the Option, whether the Option is to be treated as an Incentive Stock Option or as a nonqualified stock option and all other terms and conditions of the Option not inconsistent with the 2002 Plan. Options granted pursuant to the 2002 Plan shall be evidenced by written agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish, which agreements may incorporate all or any of the terms of the 2002 Plan by reference and shall comply with and be subject to the following terms and conditions:

(a)  Option Exercise Price.    The option exercise price for each Option shall be established in the sole discretion of the Board; provided, however, that (i) the option exercise price per share for an Incentive Stock Option shall be not less than the fair market value, as determined by the Board, of a share of Stock on the date of the granting of the Option, (ii) the option exercise price per share for a nonqualified stock option shall not be less than eighty-five percent (85%) of the fair market value, as determined by the Board, of a share of Stock on the date of the granting of the Option and (iii) no Incentive Stock Option granted to an Optionee who at the time the Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of section 422(b)(6) of the Code (a “Ten Percent Owner Optionee”) shall have an option exercise price per share less than one hundred ten percent (110%) of the fair market value, as determined by the Board, of a share of Stock on the date of the granting of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a nonqualified stock option) may be granted with an option exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying with the provisions of section 424(a) of the Code.

(b)  Exercise Period of Options.    The Board shall have the power to set the time or times within which each Option shall be exercisable or the event or events upon the occurrence of which all or a portion of each Option shall be exercisable, including vesting requirements and/or performance criteria with respect to the Company and/or the Optionee, and the term of each Option; provided, however, that (i) no Option shall be exercisable after the expiration of ten (10) years after the date such Option is granted, and (ii) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the date such Option is granted. The Board shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled after the thirtieth (30th) calendar day of any such unpaid leave (unless otherwise required by the Applicable Laws). In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Optionee continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

(c)  Payment of Option Exercise Price.    Payment of the Option exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent; (ii) by tender to the Company of shares of the Company’s stock owned by the Optionee having a value, as determined by the Board (but without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the aggregate exercise price of the Option shares being exercised, provided that in the case of Shares acquired, directly or indirectly, from the Company, such Shares must have been owned by the Optionee for more than six months on the date of tender (or such other period as may be required to avoid the Company’s incurring an adverse accounting charge); (iii) by the assignment of the proceeds of a sale of some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System); (iv) any other method permissible under the Applicable Laws, or (v) by any combination of the foregoing methods. The Board may at any time or from time to time, by adoption of or by amendment to either of the standard forms of stock option agreement described in Section 7 below, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the Option exercise price and/or which otherwise restrict one (1) or more forms of consideration. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve and/or terminate any program and/or procedures for the exercise of Options by means of an assignment of the proceeds of a sale of some or all of the shares of Stock to be acquired upon such exercise, and the Company may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise if the Board determines that acceptance of such form is not in the best interests of the Company or its stockholders at such time.

(d)  $100,000 Limitation Applicable to Incentive Stock Options.    Notwithstanding any designation by the Board of an Option as an Incentive Stock Option, to the extent that the aggregate fair market value of shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as nonstatutory stock options. For purposes of this paragraph, Incentive Stock Options shall be taken into account in the order in which they were granted, and the fair market value of the shares subject to an Incentive Stock Option shall be determined as of the date of the grant of such Option.

(e)  Withholding Taxes.    As a condition of the grant, vesting or exercise of an option, the optionee (or in the case of the optionee’s death, the person succeeding to the optionee’s rights under the option) shall make such arrangements as the administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with such grant, vesting or exercise of the option and the issuance of shares thereunder. The Company shall not be required to issue any shares under the Plan until such obligations are satisfied. If the Compensation Committee allows the withholding or surrender of shares of Company stock to satisfy an optionee’s tax withholding obligations under this paragraph, the administrator shall not allow shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

7. Standard Forms of Stock Option Agreement.    The Board shall set forth the terms of each Option in a written document (the “Stock Option Agreement”), at the time an Option is granted or as otherwise provided for by this Section 7, the form(s) of which shall be approved from time to time by the Board, including any documents attached to or incorporated into such Option agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.

(a)  Incentive Stock Options.    Unless otherwise provided for by the Board at the time an Option is granted, an Option designated as an “Incentive Stock Option” shall comply with and be subject to the terms and conditions set forth in the form of incentive stock option agreement and the Applicable Laws.

(b)  Nonqualified Stock Options.    Unless otherwise provided for by the Board at the time an Option is granted, an Option designated as a “Nonqualified Stock Option” shall comply with and be subject to the terms and conditions set forth in the form of nonqualified stock option agreement and the Applicable Laws.

(c)  Termination of Options.    The Board shall provide in the applicable form of Option agreement for the treatment of an Option upon termination of the Optionee’s service relationship to the Participating Company in compliance with the Applicable Laws. Notwithstanding the above, unless the Board otherwise provides in the applicable Stock Option Agreement, each Option shall terminate as to those shares in which the Optionee is unvested as of the date of termination of his or her service relationship effective immediately upon such date of termination. Similarly, if the Optionee (or other person entitled to exercise the Option) does not exercise the Option to the extent entitled within the time period specified in the option agreement, the Option shall terminate even as to vested shares effective upon the expiration of such period.

8. Authority to Vary Terms.    The Board shall have the authority from time to time to vary the terms of the forms of Stock Option Agreement either in connection with the grant of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of such revised or amended standard form or forms of Stock Option Agreement shall be in accordance with the terms of the 2002 Plan and the Applicable Laws. Such authority shall include, but not by way of limitation, the authority to grant Options which are immediately exercisable subject to the Company’s right to repurchase any unvested shares of Stock acquired by an Optionee on exercise of an Option in the event such Optionee’s employment with the Participating Company Group is terminated for any reason, with or without cause.

9. Effect of Change in Stock Subject to the 2002 Plan.    Subject to any action required under the Applicable Laws by the stockholders of the Company, the number of shares of Stock covered by each outstanding Option, the numbers of Shares set forth in Section 4(b) above, and the number of Shares of Stock that have been authorized for issuance under the 2002 Plan but as to which no Option have yet been granted or that have been returned to the 2002 Plan upon cancellation or expiration of an award, as well as the exercise price per share of outstanding Options, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Option.

10. Transfer of Control; Liquidation.    A “Transfer of Control” shall be deemed to have occurred in the event of (a) a sale of all or substantially all of the Company’s assets, (b) a merger, consolidation or other capital reorganization or transaction of the Company with or into another corporation, entity or person.

In the event of a Transfer of Control, the Board, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), for the Acquiring Corporation to either assume the Company’s rights and obligations under outstanding Options or substitute options for the Acquiring Corporation’s stock for such outstanding Options. Any Options which are neither assumed, substituted for by the Acquiring Corporation in connection with the Transfer of Control, nor exercised as of the date of the Transfer of Control, shall terminate and cease to be outstanding effective as of the date of the Transfer of Control. In the event of a liquidation or dissolution of the Company, each Option will terminate immediately prior to the consummation of such action, unless otherwise determined by the Board in its sole discretion.

11. Provision of Information.    The Company shall comply with any requirements of the Applicable Laws relating to provision of financial or other information about the Company to 2002 Plan participants.

12. Transferability of Options.    During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee. No Incentive Stock Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution. Subject to the Applicable Laws, the Board may in its sole discretion, and to the extent reflected in the applicable form of stock option agreement, grant transferable nonstatutory stock options.

13. Termination or Amendment of the 2002 Plan.    The Board may terminate or amend the 2002 Plan or one or more outstanding Options at any time; provided, however, that without the approval of the Company’s stockholders, there shall be (a) no increase in the total number of shares of Stock covered by the 2002 Plan (except by operation of the provisions of Section 9 above), (b) no change in the class of persons eligible to receive Incentive

Stock Options and (c) no expansion in the class of persons eligible to receive nonqualified stock options. In any event, no amendment may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option.

14. Conditions Upon Issuance of Shares.    Notwithstanding any other provision of the 2002 Plan or any stock option agreement entered into by the Company pursuant to the 2002 Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any shares under the 2002 Plan unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. As a condition to the exercise of an Option, the Company may require the person exercising the award to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by law or in the best interests of the Company.

15. Definitions.    The following definitions apply to terms used in the 2002 Plan:

(a)  “Applicable Laws” means the legal requirements relating to the administration of stock option plans, including under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, other U.S. federal and state laws, the Code, any Stock Exchange rules or regulations and the applicable laws, rules and regulations of any other country or jurisdiction where Options are granted under the 2002 Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

(b)  “Optionee” means any person granted an Option under the 2002 Plan.

(c)  “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in section 424(e) of the Code, or any successor provision.

(d)  “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in section 424(f) of the Code, or any successor provision.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions
INTELLISYNC CORPORATION 2550 NORTH FIRST STREET SUITE 500 SAN JOSE, CA 95131

and for electronic delivery of information up until 11:59
P.M. Eastern Time the day before the cut-off date or
meeting date. Have your proxy card in hand when you
access the web site and follow the instructions to obtain
your records and to create an electronic voting
instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting
instructions up until 11:59 P.M. Eastern Time the day
before the cut-off date or meeting date. Have your proxy
card in hand when you call and then follow the simple
instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Intellisync Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
INSYNC	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
INTELLISYNC CORPORATION

Election of Directors

1.	To elect the following directors to serve until the 2005 annual meeting of stockholders or until their respective successors are elected and qualified:	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

01) Woodson Hobbs 04) Kirsten Berg-Painter
	02) Michael M. Clair 05) Said Mohammadioun	¡	¡	¡
03) Michael J. Praisner 06) Richard Arnold

Vote On Proposals					For	Against	Abstain

2.	To approve the proposed amendment to Intellisync’s 2002 Stock Option Plan to increase the number of shares authorized for issuance thereunder from 2,275,000 to 8,775,000.				¡	¡	¡

3.	To ratify the Board of Directors’ appointment of PricewaterhouseCoopers LLP to serve as Intellisync’s independent registered public accounting firm for the fiscal year ending July 31, 2005.				¡	¡	¡

Please sign exactly as your name(s) is (are) shown on the stock certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title, as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership’s name by an authorized person.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)			Date

INTELLISYNC CORPORATION 2550 NORTH FIRST STREET, SUITE 500, SAN JOSE, CALIFORNIA 95131 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the Proxy Statement and appoints Woodson Hobbs and J. Keith Kitchen, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Intellisync Corporation (“Intellisync”) held of record by the undersigned on September 15, 2004, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of Intellisync to be held November 5, 2004, at 9:00 a.m., Pacific Standard Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.

This Proxy, when properly executed, will be voted in the manner directed herein. IF NO SPECIFICATION IS MADE THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 3, AND IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

(Please date and sign on reverse side)